Exhibit 10(11)
AMENDED AND RESTATED STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS
A Subplan of the
RARE Hospitality International, Inc.
Amended and Restated 2002 Long-Term Incentive Plan
     1. Purpose. The purpose of this subplan of the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) is to provide a formula for the routine and automatic grants of Awards under the Plan to the Non-Employee Directors of the Company, as contemplated in Section 4.3 of the Plan.
     2. Plan Controls. Awards granted in accordance with this subplan shall be granted under and shall be subject to all of the terms and conditions of the Plan. Shares issued upon grant or exercise of Awards granted under this subplan shall count against the number of Shares reserved and available for issuance under the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.
     3. Eligibility. Awards shall be granted under the Plan in accordance with this subplan to Non-Employee Directors.
     4. Equity Awards.
     (a) Initial Equity Award. On the date that a new Non-Employee Director is initially elected or appointed to the Board or, in the case of a director who was employed by the Company on the date that such director was initially elected or appointed to the Board and who remains a director following the termination of his or her employment, on the date that such Non-Employee Director’s employment with the Company is terminated, such director will receive an initial equity award (the “Initial Equity Award”), which shall consist of (i) a number of Restricted Stock Units determined by dividing (a) $30,000, if such date is on or before June 30 of the fiscal year in question, or $15,000, if such date is on or after July 1 of the fiscal year in question, by (b) the Fair Market Value of the Stock on the date of grant (the “Initial RSU Award”), and (ii) a number Options determined by dividing (a) $30,000, if such date is on or before June 30 of the fiscal year in question, or $15,000, if such date is on or after July 1 of the fiscal year in question, by (b) per share fair value of an Option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Committee) (the “Initial Option Award”), subject to adjustment as provided in the Plan.
     (b) Annual Equity Awards. Each year on the day immediately preceding the earlier of (i) the Company’s release of its financial results for the preceding fiscal year, or (ii) the Company’s release of an estimate of its financial results for the preceding year, made after the end of such year and before the release of full financial results for such year, each Non-Employee Director who is serving in such capacity as of such date and was serving as a Non-Employee Director for at least one day during the preceding fiscal year, will receive an annual equity award (the “Annual Equity Award”), which, beginning in fiscal year 2008, shall consist of (i) a number of Restricted Stock Units determined by dividing $30,000 by the Fair Market Value of the Stock on the Grant Date (the “Annual RSU Award”), and (ii) a number Options determined by dividing $30,000 by the per share fair value of an Option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Committee) (the “Annual Option Award”). Each such day that annual awards are to be granted under this subplan is referred to herein as a “Grant Date.”
     (c) Reduced Grants. If on any Grant Date, Shares of Stock are not available under the Plan to grant to Non-Employee Directors the full amount of any Annual Equity Award, then each Non-Employee Director shall receive an award (a “Reduced Grant”) with respect to a number of Shares equal to the number of Shares then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date, which Shares shall be allocated first to Annual RSU Awards and second to Annual Option Awards. Fractional Shares shall be ignored and not granted. If a Reduced Grant has been made and, thereafter, during the term of this subplan, additional Shares become available for grant (e.g., due to the provisions of Section 5.2 of the Plan), then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional Shares become available (a “Continuing Non-Employee Director”) shall receive an additional pro-rata award (a “Make-Up Award”) of Restricted Stock Units and/or Options as necessary to complete the original Annual Equity Award to which a Continuing Non-Employee Director was entitled, applying such newly available Shares first to complete Annual RSU Awards and second to complete Annual Option Awards. The Grant Date for Make-Up Awards shall be the date on which the Board approves the Make-Up Award, but the Participant receiving a Make-Up Award shall be given vesting credit as if the Make-Up Award had been granted when the corresponding Reduced Grant was made.
     5. Terms and Conditions of Options. Options granted pursuant to this subplan shall be evidenced by Award Certificates in such form as shall comply with and be subject to the following terms and conditions:
     (a) Option Price. The exercise price shall be the Fair Market Value of the Stock on the date of grant of the Option.
     (b) Term. Each Option granted under this subplan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the Option, unless earlier terminated as provided in Section 5(e).
     (c) Exercisability.
     (i) Each Option granted under this subplan prior to fiscal year 2008 shall, unless earlier terminated as provided in Section 5(e), vest and become exercisable on the earlier of (i) the date six (6) months and one day following the date of grant, (ii) the date on which the Participant’s service as a director of the Company terminates by reason of his or her death or Disability, or (iii) a Change in Control of the Company.
     (ii) Each Option granted under this subplan in or after fiscal year 2008 shall, unless earlier terminated as provided in Section 5(e), vest and become exercisable with respect to 25% of the underlying Option Shares on each of the first two anniversaries of the Grant Date and with respect to the remaining 50% of the underlying Option Shares on the third anniversary of the Grant Date. Notwithstanding the foregoing vesting schedule, all Options granted under this subplan in or after fiscal year 2008 shall become fully vested and exercisable upon a Change in Control of the Company, or upon termination of a Participant’s service as a director of the Company by reason of his or her death or Disability.
     (d) Method of Exercise. All Options granted under this subplan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company’s principal place of business. Except in the case of a “cashless exercise” through a broker or a “net” exercise (if permitted by the Secretary), such written notice shall be accompanied by payment in full of the exercise price for the Shares for which such Option is being exercised. In the case of a “cashless exercise” through a broker, payment in full of the exercise price for the Shares for which such Option is being exercised shall be paid in cash by the broker from the sale proceeds. The Company shall make delivery of certificates representing the Shares for which an Option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the Shares for which an Option has been exercised before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action. Certificates representing Shares for which Options are exercised under this subplan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in this subplan shall be construed to require the Company to register any Shares underlying Options.
     (e) Effect of Termination of Directorship or Death on Options Granted Prior to Fiscal Year 2008.
          (i) Termination of Directorship. Upon termination of any Participant’s membership on the Board for any reason other than for Cause or by reason of his or her death, Options held by the Participant granted under this subplan prior to fiscal year 2008 shall terminate on December 31 of the year in which the termination of the Participant’s membership on the Board occurs or, if earlier, on the date of expiration of the Options. If the Participant exercises such Options after termination of the Participant’s service on the Board, the Participant may exercise the Options only with respect to the Shares that were otherwise exercisable on the date of termination of the Participant’s service on the Board (including Options that became exercisable pursuant to Section 5(c) as a result of a Change in Control or the Participant’s termination from the Board by reason of his or her death or Disability). Such exercise otherwise shall be subject to the terms and conditions of the Plan.
     If the Participant’s membership on the Board is terminated for Cause, all Options granted to such Participant shall expire upon such termination.
          (ii) Death. In the event of the death of a Participant, the Participant’s personal representatives, heirs or legatees (the “Participant’s Successors”) may exercise Options held by the Participant on the date of his or her death and granted under this subplan prior to fiscal year 2008, upon proof satisfactory to the Company of their authority. The Participant’s Successors must exercise any such Options within one (1) year after the Participant’s death and in any event prior to the date on which the Options expire. Such exercise otherwise shall be subject to the terms and conditions of the Plan.
     (f) Effect of Termination of Directorship or death on Options Granted In or After Fiscal Year 2008. Upon termination of any Participant’s membership on the Board for any reason (including death) other than for Cause, Options held by the Participant granted under this subplan in or after fiscal year 2008 shall continue to vest and become exercisable in accordance with the schedule set forth in Paragraph 5(c)(ii), and will continue to remain outstanding and may be exercised until the expiration date of the Options. Exercise of such Options otherwise shall be subject to the terms and conditions of the Plan. In the event of the death of a Participant, the Participant’s Successors may exercise Options held by the Participant on the date of his or her death in accordance with this subsection (f), upon proof satisfactory to the Company of their authority.
     If the Participant’s membership on the Board is terminated for Cause, all unvested Options granted to such Participant shall expire upon such termination.
     (g) Nonassignability of Option Rights. No Option shall be assignable or transferable by the Participant except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. During the lifetime of the Participant, the Option shall be exercisable only by the Participant.
     6. Terms and Conditions of Restricted Stock Units. Restricted Stock Units granted pursuant to this subplan shall be evidenced by Award Certificates in such form as shall comply with and be subject to the following terms and conditions:
     (a) Vesting. Restricted Stock Units granted under this subplan shall be credited to a bookkeeping account on behalf of the Participant and shall vest and become non-forfeitable on the earliest of the following to occur (the “RSU Vesting Date”): (i) the three-year anniversary of the Grant Date, (ii) a Change in Control of the Company, or (iii) upon termination of a Participant’s service as a director of the Company by reason of his or her death or Disability. If a Participant’s service as a director of the Company terminates for Cause, then the Participant shall forfeit all of his or her right, title and interest in and to any unvested Restricted Stock Units as of the date of such termination from the Board, and such Restricted Stock Units shall be reconveyed to the Company without further consideration or any act or action by the Participant.
     (b) Conversion to Common Stock. Unless forfeited prior to the RSU Vesting Date, Restricted Stock Units shall be converted to actual shares of Stock on the RSU Vesting Date. Upon conversion, stock certificates evidencing the conversion of Restricted Stock Units into shares of Stock shall be registered on the books of the Company in the Non-Employee Director’s name and delivered to the Non-Employee Director as soon as practical thereafter.
     (c) Restrictions on Transfer. Restricted Stock Units are not assignable or transferable. Restricted Stock Units may not be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or an affiliate, or be subjected to any lien, obligation or liability of a Participant to any other party other than the Company or an affiliate.
     (d) Rights as a Shareholder. A Non-Employee Director shall not have voting or any other rights as a shareholder of the Company with respect to the Restricted Stock Units. Upon conversion of the Restricted Stock Units into shares of Stock, the Non-Employee Director will obtain full voting and other rights as a shareholder of the Company.
     (e) Dividend Rights.
     (i) Cash Dividends. If the Company declares a cash dividend with respect to the Stock, Non-Employee Directors holding Restricted Stock Units under this Plan shall be entitled to receive a cash payment equal to the per share dividend amount multiplied by the number of shares of Stock represented by his or her Restricted Stock Units immediately prior to the record date for such dividend payment. Such payment shall be made no later than the end of the calendar year in which the regular dividend is paid to the shareholders or, if later, the 15th day of the third month following the date the regular dividend is paid to shareholders.
     (ii) Stock Dividends or Other Non-Cash Distributions. If the Company declares a stock dividend or other non-cash distribution with respect to the Stock, Non-Employee Directors holding Restricted Stock Units under this Plan shall be credited with additional Restricted Stock Units equal to the fair market value of such dividends or distributions paid with respect to that number of shares of Stock represented by his or her Restricted Stock Units immediately prior to the record date for such dividend or distribution. The number of additional Restricted Stock Units to be so credited shall be determined by dividing (i) the fair market value of such dividends or distributions, by (ii) the Fair Market Value of a share of Stock as of the payment date of such dividend or distribution. Any such additional Restricted Stock Units so credited shall be subject to the same forfeiture restrictions, restrictions on transferability, and deferral terms as apply to the Restricted Stock Units with respect to which they were granted.
     7. Effective Date, Amendment and Termination.
     (a) Effective Date. This subplan became effective as of February 11, 2004, having been approved by the shareholders with the shareholder approval of the RARE Hospitality International, Inc. Amended and Restated 2002 Long Term Incentive Plan at the 2004 annual meeting of shareholders. The Board amended the subplan (i) in October 2005 to reflect new option award levels, and (ii) effective as of December 31, 2007 to reflect the addition of Restricted Stock Units as an Award granted under this subplan and to provide for different vesting provisions and treatment of Options in the case of a Participant’s termination of membership on the Board for reasons other than Cause.
     (b) Amendment and Termination. The Board may amend this subplan from time to time and may terminate it at any time. Any amendment or termination of the subplan shall not be deemed to be an amendment of the Plan and shall not, without the written consent of the Participant, affect such Participant’s rights under any Award theretofore granted to such Participant.